EXHIBIT 99.1

                                  PRESS RELEASE

           DOLLAR TREE REPORTS RECORD SALES, UNVEILS 2003 GROWTH PLANS

           Board Also Appoints New Director, Approves New Fiscal Year

CHESAPEAKE, Va. - January 7, 2003 - Dollar Tree Stores, Inc. (NASDAQ: DLTR), the nation's largest $1.00 discount variety store chain, reported fourth-quarter 2002 sales of $827.5 million, in-line with the Company's previous guidance, and a 15.8% increase compared to $714.8 million in 2001's fourth quarter.

"I am pleased with our sales performance in this challenging environment," said CEO Macon Brock, Jr. "Customers shopped late this quarter, which helped us overcome the short selling period between Thanksgiving and Christmas. Our more basic seasonal mix was a big success, and our sell-through was better than expected. Dollar Tree delivered a consistent sales performance throughout 2002 despite an unsteady retail environment."

For 2002, sales totaled $2.33 billion, a 17.1% increase from last year's $1.99 billion; comparable-store sales for the year rose 1%, and for the quarter declined 0.3%.

On January 6, 2003, the Company's Board of Directors approved a switch from a calendar year to a traditional retail fiscal calendar, effective for the fiscal year beginning February 2, 2003. This change better aligns the Company's reporting periods with its new supply-chain management systems. Later today, the Company will be filing an 8-K that presents the first three quarters of 2002 on the new fiscal calendar basis; later this year, the Company expects to file an 8-K presenting its fiscal fourth quarter of 2002, which will include the transition period of January 1, 2003 through February 1, 2003. The first fiscal quarter of 2003, which runs from February 2 through May 3, includes Easter. The Company anticipates fiscal first quarter sales will be in the range of $590 to $610 million.

For fiscal 2003, the Company plans to grow its retail selling square footage by 22%, in-line with previous guidance. Most of the 2003 square footage growth should occur during the first three quarters. The Company is targeting sales and earnings growth to exceed 15% in fiscal 2003.

In other news, Dollar Tree's Board of Directors unanimously appointed a new member, Eileen R. Scott, to the Company's Board. Scott currently serves as CEO for Pathmark Stores, Inc., of Carteret, N.J. Prior to being named CEO, she served as Pathmark's Executive Vice President of Store Operations, and has held various senior level merchandising and operations positions during her 33-year career at Pathmark. Ms. Scott's appointment brings the size of Dollar Tree's Board to nine.

"The Board is excited to welcome a person of Eileen's character and professionalism," Brock commented. "She brings with her a wealth of operational and management experience in the consumer products retail business. Her career at Pathmark is remarkable, rising literally from cashier to CEO. She will bring a fresh perspective to Dollar Tree's expansion plans and operational focus."

On Thursday, January 23, 2003, the Company will release its quarterly earnings results and host a conference call to discuss those results at 4:45 p.m. EST. The telephone number for the call is 610-769-8817, passcode DLTR. A recorded version of the call will be available until midnight Tuesday, January 28 and may be accessed by dialing 402-220-0194, passcode DLTR. A webcast of the call is accessible through Dollar Tree's website, www.DollarTree.com, as well as at Vcall's website, www.Vcall.com, and will remain on-line until midnight Tuesday, January 28.

Dollar Tree Stores, Inc. operates 2,263 stores in 40 states as of December 31, 2002. During the fourth quarter of 2002, the Company opened 87 stores (including its first stores in Maine and South Dakota), closed 3 stores and expanded or relocated 28 stores. For 2002, the Company opened 318 stores, closed 30, and expanded or relocated 111. At year-end 2002, the Company's retail selling square footage totaled approximately 13.0 million, up 2.9 million from December 31, 2001.

A WARNING ABOUT FORWARD-LOOKING STATEMENTS: This press release contains "forward-looking statements" as that term is used in the Private Securities Litigation Reform Act of 1995. Forward-looking statements address future events, developments or results and typically use words such as believe, anticipate, expect, intend, plan or estimate. For example, our forward-looking statements include statements regarding our square footage, sales, and earnings growth plans. For a discussion of the risks, uncertainties and assumptions that could affect our future events, developments or results, you should carefully review the "Risk Factors," "Business," and "Management's Discussion and Analysis of Financial Condition and Results of Operations" sections in our Annual Report on Form 10-K filed March 14, 2002 and our Quarterly Report on Form 10-Q filed November 14, 2002. Also, carefully review "Risk Factors" in our most recent prospectuses filed November 15, 2000 and August 3, 2000. In light of these risks and uncertainties, the future events, developments or results described by our forward-looking statements in this document could turn out to be materially and adversely different from those we discuss or imply. We are not obligated to release publicly any revisions to any forward-looking statements contained in this press release to reflect events or circumstances occurring after the date of this report and you should not expect us to do so.

CONTACT:              Dollar Tree Stores, Inc., Chesapeake
                      Erica Robb or Adam Bergman, 757-321-5000 www.DollarTree.com